As filed with the Securities & Exchange Commission on May 22, 2001

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CASCADIA CAPITAL CORPORATION
                 (Name of small business issuer in its charter)

           Nevada                          1400                  98-0222922
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                      Suite 2901, 1201 Marinaside Crescent
                                 Vancouver, B.C.
                                 V6Z 2V2 Canada
                            Telephone: (604)681-9588
          (Address and telephone number of principal executive offices)

                      Suite 2901, 1201 Marinaside Crescent
                                 Vancouver, B.C.
                                 V6Z 2V2 Canada
(Address of principal place of business or intended principal place of business)

                   Gerald R. Tuskey, Personal Law Corporation
                        Suite 1000, 409 Granville Street
                                 Vancouver, B.C.
                                 V6C 1T2 Canada
                                  (604)681-9588
            (Name, Address and telephone number of agent for service)


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this
                                                 registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [___]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [___]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [___]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [___]

                                          CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------
TITLE OF EACH
CLASS OF                                PROPOSED              PROPOSED              AMOUNT OF
SECURITIES TO        AMOUNT TO BE       MAXIMUM OFFERING      MAXIMUM AGGREGATE     REGISTRATION
BE REGISTERED        REGISTERED         PRICE PER SHARE (1)   OFFERING PRICE        FEE (2)
------------------------------------------------------------------------------------------------
Common Stock,         2,200,000 shares        $0.001             $2,200.00            $0.55
Par value $0.0001
------------------------------------------------------------------------------------------------


(1)   Based on original and only price at which shares have been sold.
(2) Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENTS SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2:



ITEM NO.   REQUIRED ITEM                                   LOCATION OF CAPTION IN PROSPECTUS
--------   -------------                                   ---------------------------------

1.         Forepart of the Registration Statement and      Cover Page; Outside Front Page of
           Outside Front Cover of Prospectus               Prospectus

2.         Inside Front and Outside Back Cover Pages of    Inside Front and Outside Back Cover
           Prospectus                                      Pages of Prospectus

3.         Summary Information and Risk Factors            Prospectus Summary; Risk Factors

4.         Use of Proceeds                                 Use of Proceeds

5.         Determination of Offering Price                 Prospectus Summary - Determination of
                                                           Offering Price; Risk Factors; Plan of
                                                           Distribution

6.         Dilution                                        Dilution

7.         Selling Security Holders                        Selling Shareholders

8.         Plan of Distribution                            Plan of Distribution

9.         Legal Proceedings                               Legal Proceedings

10.        Director, Executive Officer, Management         Management
           and Promoters and Control Persons

11.        Security Ownership of Certain Beneficial        Principal Shareholders
           Owners and Management

12.        Description of Securities                       Description of Securities

13.        Interest of Named Experts and Counsel           Interest of Named Experts and Counsel

14.        Disclosure of Commission Position on            Indemnification of Officers and Directors
           Indemnification for Securities Act
           Liabilities

15.        Organization within Last Five Years             Management, Certain Transactions

16.        Description of Business                         Business

17.        Management's Discussion and Analysis or         Plan of Operation
           Plan of Operation

18.        Description of Property                         Description of Property

19.        Certain Relationships and Related               Certain Transactions
           Transactions

20.        Market for Common Equity and Related            Prospectus Summary, Market for Our
           Stockholder Matters                             Common Stock; Shares Eligible for Future
                                                           Sale

21.        Executive Compensation                          Executive Compensation

22.        Financial Statements                            Financial Statements

23.        Changes in and Disagreements with               Changes in and Disagreements with Accountants
           Accountants on Accounting and Financial         on Accounting and Financial
           Disclosure                                      Disclosure

PART II

24.        Indemnification of Directors and                Indemnification of Directors and
           Officers                                        Officers

25.        Other Expenses of Issuance and                  Other Expenses of Issuance and
           Distribution                                    Distribution

26.        Recent Sales of Unregistered Securities         Recent Sales of Unregistered Securities

27.        Exhibits                                        Exhibits

28.        Undertakings                                    Undertakings


                                   PROSPECTUS

                          CASCADIA CAPITAL CORPORATION

                        2,200,000 SHARES OF COMMON STOCK

Cascadia Capital Corporation is a development stage mining exploration company organized in the State of Nevada.

The selling shareholders named in this prospectus are offering the 2,200,000 common shares of our stock registered through this prospectus. The shares were acquired by the selling shareholders directly from us in a private offering that was exempt from registration under US securities laws.

Our common stock is presently not traded on any market or securities exchange.

This offering will expire 24 months from the effective date of this prospectus.

                              --------------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 5.

                              --------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

The date of this Prospectus is May 22, 2001

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY................................................................................................5
RISK FACTORS......................................................................................................5
USE OF PROCEEDS...................................................................................................6
DETERMINATION OF OFFERING PRICE...................................................................................6
DILUTION..........................................................................................................7
DIVIDEND POLICY...................................................................................................7
SELLING SHAREHOLDERS..............................................................................................7
PLAN OF DISTRIBUTION..............................................................................................9
LEGAL PROCEEDINGS................................................................................................10
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.....................................................10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ND MANAGEMENT....................................................11
DESCRIPTION OF SECURITIES........................................................................................11
INTERESTS OF NAMED EXPERTS AND COUNSEL...........................................................................12
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................12
ORGANIZATION WITHIN LAST FIVE YEARS..............................................................................13
DESCRIPTION OF BUSINESS..........................................................................................13
PLAN OF OPERATION................................................................................................15
   Milestones for Exploration of the Thibert Creek Properties....................................................15
DESCRIPTION OF PROPERTY..........................................................................................18
   Office Premises...............................................................................................18
   Mining Properties.............................................................................................18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................21
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.........................................................21
EXECUTIVE COMPENSATION...........................................................................................22
INDEPENDENT PUBLIC ACCOUNTANTS...................................................................................23
INDEX TO FINANCIAL STATEMENTS....................................................................................23
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS....................................................................24
AVAILABLE INFORMATION............................................................................................24
INDEMNIFICATION OF DIRECTORS AND OFFICERS.......................................................................II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.....................................................................II-2
RECENT SALES OF UNREGISTERED SECURITIES.........................................................................II-2
EXHIBITS........................................................................................................II-3
UNDERTAKINGS....................................................................................................II-3


                               PROSPECTUS SUMMARY

                                   OUR COMPANY

We were incorporated on October 29, 1999 under the laws of the State of Nevada to engage in any lawful corporate purpose. On October 21, 2000, we entered into a mineral option agreement to acquire two blocks of hard rock mineral claims and one placer claim in the Liard Mining Division, Province of British Columbia, Canada. We have named our initial property acquisition the Thibert Creek Properties. This acquisition is the first material business which we have undertaken. We are a development stage mineral exploration company and seek to expand our portfolio of mineral exploration properties in the Cascadia region.

We have not been involved in any bankruptcy, receivership or similar proceedings.

                                  THE OFFERING


Securities being registered:              2,200,000 shares of common stock held by existing shareholders.

Securities Issued:                        4,840,000 shares of common stock are issued and outstanding as of the date of this prospectus.  The 2,200,000 shares of common stock to be registered under this prospectus are already issued and may be sold by existing shareholders.

Use of Proceeds:                          We will not receive any proceeds from the sale of shares sold by the selling shareholders.

Reason for filing this Prospectus:        The Securities and Exchange Commission and National Association of
                                          Securities Dealers have adopted the position that securities of blank check companies issued to affiliates and non-affiliates are ineligible for resale under Rule 144 unless those previously issued securities have been qualified by a registration statement.  During its review of our
                                          Form 10SB registration statement, the Securities and Exchange Commission advised our company that we were deemed to be a blank check company as of the date of issuance of our initial 4,700,000 common shares because we had not adopted a definitive business plan.  This prospectus is being filed solely for the purpose of registering 2,200,000 common shares held by non affiliated shareholders which would, but for the SEC and NASD position on blank check companies, be free of trading restrictions.


Expiration Date

This offering will expire 24 months from the effective date of this prospectus.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we make with the SEC in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The value of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We have no operating history or revenue which would permit you to judge the
---------------------------------------------------------------------------
probability of our success.
---------------------------

We have no operating history nor any revenues from operations since our incorporation. We have no significant assets or financial resources. Our lack of operating history makes it very difficult for you to make an investment decision based upon our managerial skill. In the event our business fails as a result of our lack of experience, you could lose your entire investment.

Our management is under no contractual obligation to remain with us and their
-----------------------------------------------------------------------------
departure could cause our business to fail.
-------------------------------------------

Our director and our officers have varied business interests and are working for other companies. No member of management has signed a written employment agreement with us and we cannot afford to pay management members. In the event Mr. Ebert or Mr. Diakow decides to resign as a director or an officer of our company, we may be unable to attract other qualified officers and directors.

We lack sufficient funds to complete all work phases on our property.
---------------------------------------------------------------------

We currently have only enough cash on hand to complete a phase one and phase two work program on our Thibert Creek Properties. In the event a phase three exploration program is justified on our Thibert Creek Properties based on results from phase one and phase two exploration, we would be required to raise additional funds of approximately $90,000. We currently have no access to these additional funds. In the event we are unable to raise additional funds to complete a phase three exploration program if it is warranted, we would lose our existing property and be without any assets.

There is uncertainty as to whether we will be able to acquire additional
------------------------------------------------------------------------
properties.
-----------

We currently hold an option on only one set of mineral properties. We may be unable to raise sufficient capital to acquire options on other exploration properties in the future. In the event our current option property is without merit, we may have no future exploration prospects.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify such forward-looking statements. You should not place reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

All of the common shares being registered under this prospectus are owned by existing shareholders of our company. In the event registered shares are sold in the future, all proceeds will accrue to the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

It is not currently possible to determine a price at which the shares being registered under this prospectus may be sold. The shares being registered were acquired by our shareholders at $0.001 per share. Our common shares are not quoted or listed on any exchange. Future sales of the registered shares either through private transactions or a future listing will be determined by market forces and the independent decisions of selling shareholders.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                                 DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. We do not anticipate paying any cash dividends in the foreseeable future.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are registering a total of 2,200,000 common shares for possible future resale. All shares being registered were acquired by the selling shareholders on November 1, 1999 at $0.001 per share under Regulation S. The Regulation holding period on these shares has been satisfied in accordance with Rule 903(b)(3)(iii)(A). Only common shares owned by shareholders who are non-affiliates are being registered under this prospectus. Our director, Mr. Keith Ebert, owns 2,500,000 of our common shares which are not being qualified for resale under this prospectus.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of May 22, 2001.

To the best of our knowledge, the shareholders in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.

--------------------------------------------------------------------------------
                                                TOTAL NUMBER          CURRENT
                              SHARES OWNED    OF SHARES BEING        PERCENT OF
                             PRIOR TO THIS     REGISTERED BY          COMPANY
NAME AND ADDRESS                OFFERING          SELLING              SHARES
OF SELLING SHAREHOLDER                          SHAREHOLDER            OWNED
--------------------------------------------------------------------------------
Tom Bollum                       50,000             50,000             1.03%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Renata Kubicek                   50,000             50,000             1.03%
Vancouver, B.C.
--------------------------------------------------------------------------------
Gerald J. Shields                50,000             50,000             1.03%
Vancouver, B.C.
--------------------------------------------------------------------------------
Sandra Ann Hughes                50,000             50,000             1.03%
Surrey, B.C.
--------------------------------------------------------------------------------
Rob Smith                        50,000             50,000             1.03%
Vancouver, B.C.
--------------------------------------------------------------------------------
Jackie A. Tuskey                 50,000             50,000             1.03%
Vancouver, B.C.
--------------------------------------------------------------------------------
Darren Ross                      50,000             50,000             1.03%
South Surrey, B.C.
--------------------------------------------------------------------------------
Brian Tuskey                     50,000             50,000             1.03%
Courtenay, B.C.
--------------------------------------------------------------------------------
Mary Ann Myers                   50,000             50,000             1.03%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Tom Connell                      50,000             50,000             1.03%
Oshawa, Ontario
--------------------------------------------------------------------------------


                                       7


--------------------------------------------------------------------------------
Dr. Keith Lim Inc.               50,000             50,000             1.03%
Vancouver, B.C.
--------------------------------------------------------------------------------
Jane Shields                     50,000             50,000             1.03%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Doug Irwin                       50,000             50,000             1.03%
Vancouver, B.C.
--------------------------------------------------------------------------------
Margot Jones                     50,000             50,000             1.03%
West Vancouver, B.C.
--------------------------------------------------------------------------------
John Furlan                      50,000             50,000             1.03%
Calgary, Alberta
--------------------------------------------------------------------------------
Rick Gateman                     50,000             50,000             1.03%
Calgary, Alberta
--------------------------------------------------------------------------------
Tom Simmons                      50,000             50,000             1.03%
Calgary, Alberta
--------------------------------------------------------------------------------
John Jardine                     50,000             50,000             1.03%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Gail Fish                        50,000             50,000             1.03%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Ro Lal                           50,000             50,000             1.03%
Vancouver, B.C.
--------------------------------------------------------------------------------
Erin Strench                     50,000             50,000             1.03%
Puerto Vallarta, Mexico
--------------------------------------------------------------------------------
Allen Wilson                     50,000             50,000             1.03%
Vancouver, B.C.
--------------------------------------------------------------------------------
Beverly Strench                  50,000             50,000             1.03%
Richmond, B.C.
--------------------------------------------------------------------------------
Neville Ebert                    50,000             50,000             1.03%
Vancouver, B.C.
--------------------------------------------------------------------------------
Gloria Martino                   50,000             50,000             1.03%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Bill Martino                     50,000             50,000             1.03%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Andrew Allan                     50,000             50,000             1.03%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Haroon Rashid                    50,000             50,000             1.03%
Surrey, B.C.
--------------------------------------------------------------------------------
Ann Marie Butler Rashid          50,000             50,000             1.03%
Halifax, Nova Scotia
--------------------------------------------------------------------------------
Kenny Chan                       50,000             50,000             1.03%
Richmond, B.C.
--------------------------------------------------------------------------------
Dwight Chan                      50,000             50,000             1.03%
Richmond, B.C.
--------------------------------------------------------------------------------
Dee Gorrell                      50,000             50,000             1.03%
Delta, B.C.
--------------------------------------------------------------------------------
Shauna Loiselle                  50,000             50,000             1.03%
West Vancouver, B.C.
--------------------------------------------------------------------------------
Paul Canfield                    50,000             50,000             1.03%
Keswick, Ontario
--------------------------------------------------------------------------------
Janet Moher                      50,000             50,000             1.03%
Oshawa, Ontario
--------------------------------------------------------------------------------
Ruth Canfield                    50,000             50,000             1.03%
Bowmanville, Ontario
--------------------------------------------------------------------------------
Jill Jankovich                   50,000             50,000             1.03%
Gabriola Island, B.C.
--------------------------------------------------------------------------------
Dan Nugent                       50,000             50,000             1.03%
Vancouver, B.C.
--------------------------------------------------------------------------------

                                       8


--------------------------------------------------------------------------------
Judy Morey                       50,000             50,000             1.03%
Calgary, Alberta
--------------------------------------------------------------------------------
Rob Furlan                       50,000             50,000             1.03%
Calgary, Alberta
--------------------------------------------------------------------------------
Sandra Furlan                    50,000             50,000             1.03%
Vancouver, B.C.
--------------------------------------------------------------------------------
Karen Lynn Bollum                50,000             50,000             1.03%
Salmon Arm, B.C.
--------------------------------------------------------------------------------
Dr. Denis Vincent                50,000             50,000             1.03%
North Vancouver, B.C.
--------------------------------------------------------------------------------
Lindsay Nevison                  50,000             50,000             1.03%
West Vancouver, B.C.
--------------------------------------------------------------------------------



                              PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

         (1) on such public markets or exchanges as the common stock may from time to time be trading;
         (2)  in privately negotiated transactions;
         (3)  through the writing of options on the common stock;
         (4)  in short sales; or
         (5)  in any combination of these methods of distribution.

The sales price to the public may be:

         (1)  the market price prevailing at the time of sale;
         (2)  a price related to such prevailing market price; or
         (3) such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of common stock, from the purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with re-sales may pay or receive commissions to or from the purchasers of shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We are bearing all costs relating to the registration of the common stock under this prospectus. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

         (1) not engage in any stabilization activities in connection with our common stock;

         (2) furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

         (3) not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers are as follows:

     NAME              AGE      POSITION
     ----              ---      --------

     Keith Ebert       35       President, Secretary, C.F.O. and Director
     Gerry Diakow      52       Vice-President, Exploration and Acquisitions

Our officers and director will serve until the next annual meeting of the shareholders or until his death, resignation, retirement, removal, or disqualification, or until his successors have been elected. Vacancies in the existing Board of Directors are filled by majority vote of the remaining directors. Our officer serves at the will of the Board of Directors. There are no family relationships between any executive officer and/or director.

Resumes
-------

Keith Ebert was appointed to his positions on October 30, 1999. Mr. Ebert devotes his time on an as needed basis which he expects to be approximately ten hours per month. During the calendar year ended December 31, 2000, Mr. Ebert dedicated approximately 150 hours to the business of operating our company. Mr. Ebert is not a director or officer of any other reporting company however Mr. Ebert acts as a contract consultant to other companies who pay Mr. Ebert for his services. Mr. Ebert's consulting obligations take up the majority of Mr. Ebert's working hours.

Mr. Ebert is a qualified Mechanical Engineer BA Sc., MECH (UBC) (1987). For the two years preceding the date of this registration statement, Mr. Ebert has been self employed managing his investment portfolio. Mr. Ebert worked for Marleau, Lemire Securities Inc. from February, 1993 to July, 1995 as manager of North American West Coast institutional sales. Mr. Ebert worked for C.M. Oliver & Co. Ltd. from July, 1995 to May, 1997 as manager of North American West Coast institutional sales. Marleau, Lemire Securities Inc. and C.M. Oliver & Co. Ltd. were broker dealers registered by the Investment Dealers Association of Canada. Mr. Ebert has diverse corporate finance experience across a broad spectrum of industries ranging from technology to resource. In addition to being a qualified mechanical engineer, Mr. Ebert has passed the Canadian Investment Dealers Association's branch manager's exam and partners, directors and officers' exam. Mr. Ebert acted as branch manager of C.M. Oliver & Co. Ltd. in London, England from October, 1995 to January, 1997.

Gerry Diakow was appointed to his position on November 14, 2000. Mr. Diakow is not a director or officer of any other reporting company. Mr. Diakow is a consulting geologist and works for other companies who pay Mr. Diakow for his services. The majority of Mr. Diakow's working hours are spent on his consulting obligations. Mr. Diakow joined our company on November 14, 2000. Mr. Diakow spent approximately 50 hours working on our corporate business between his appointment and the end of the 2000 calendar year.

From January, 1999 to the present, Mr. Diakow has acted as a contract project manager for Trilogy Minerals Inc., a public company listed on the Canadian Venture Exchange. From June, 1997 to January, 1999, Mr. Diakow acted as President of Pacific Mining Co., a privately held Honduran mineral exploration company. From January, 1994 until June, 1997, Mr. Diakow acted as President of Cimarron Corp., a privately held British Columbia mining exploration company. Mr. Diakow graduated with a BSc. in Chemistry from Vancouver City College and the University of British Columbia. Mr. Diakow also studied civil and structural engineering at the British Columbia Institute of Technology. Mr. Diakow has been engaged primarily in mineral exploration for the past 34 years. Mr. Diakow has been employed by major mineral exploration companies such as Union Carbide Mining Exploration as a diamond drilling supervisor, Canadian Superior Mining Exploration as a field geologist and Anaconda Mining Exploration as a field data processor. Mr. Diakow has worked in mineral exploration extensively in Canada, the Western United States and in Central America. Mr. Diakow is a member of the American Society of Economic Geologists.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ND MANAGEMENT

The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.


                 NAME AND ADDRESS             AMOUNT AND NATURE      PERCENT
TITLE OF CLASS   OF BENEFICIAL OWNER          OF BENEFICIAL OWNER    OF CLASS
--------------   -------------------          -------------------    --------

Common           Keith Ebert                  2,500,000 shares       51.65%
                 Suite 2901                   Direct Ownership
                 1201 Marinaside Crescent
                 Vancouver, B.C.
                 V6Z 2V2

Common           Gerry Diakow                 100,000 shares         2.07%
                 1537 - 54th Street           Direct Ownership
                 Tsawwassen, B.C.

Common           Management as a              2,600,000 shares       53.72%
                 Group including directors    Direct Ownership
                 and executive officers

                            DESCRIPTION OF SECURITIES

General
-------

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share.

The following description of our capital stock discloses all material information relating to our common stock but is not a full summary of all information relating to our common stock. The description is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Nevada law.

Common Stock
------------

As of May 22, 2001, there were 4,840,000 shares of common stock issued and outstanding that were held by 47 shareholders of record.

All shares of common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by shareholders. Our shares have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of our issued shares represented at any meeting where a quorum is present will be able to elect the entire Board of Directors. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution of preferred amounts. All shares of our common stock issued and outstanding are fully paid and non-assessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock out of funds legally available for that purpose.

There are no outstanding options or warrants to acquire our shares. 140,000 of our 4,840,000 issued shares are restricted securities as that term is defined in the Securities Act. An additional 2,500,000 of our issued shares are held by an affiliate of our company and may only be sold in compliance with Rule 144.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

       DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                                ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on October 29, 1999 under the laws of the State of Nevada to engage in any lawful corporate purpose. On November 1, 1999, we issued 2,250,000 common shares at a deemed price of $0.001 per share to Mr. Keith Ebert. Mr. Ebert was issued these shares in consideration for his services in organizing our company and acting as an officer and director and building our business plan. The value of the services rendered is $2,250. We relied on the exemption contained in Regulation S of the Securities Act of 1933 to issue these shares to Mr. Ebert.

On October 21, 2000, we entered into a mineral option agreement with Gerry Diakow of Tsawwassen, British Columbia to acquire two blocks of hard rock mineral claims and one placer claim in the Liard Mining Division, Province of British Columbia, Canada. We issued Mr. Gerry Diakow 100,000 common shares on November 16, 2000 in consideration for our option on the Thibert Creek Properties. This acquisition was done at arm's length. Mr. Diakow was subsequently appointed as an officer of our company. Mr. Diakow is now our Vice-President of Exploration and Acquisitions. In order to fully exercise our option on the Thibert Creek Properties, we are required to make cash payments to Mr. Diakow and to issue shares of our common stock upon certain milestones being achieved. To fully exercise our option on the Thibert Creek Properties, we are required to pay Mr. Diakow additional cash of $50,000 before December 31, 2002 and to issue Mr. Diakow an additional 900,000 of our common shares.

                             DESCRIPTION OF BUSINESS

(i)      OUR PRINCIPAL PRODUCTS AND SERVICES

We are a junior mineral exploration company. We have an option to acquire two blocks of hard rock mineral claims and one placer claim in the Liard Mining Division in the Province of British Columbia. We acquired our option on the Thibert Creek Properties in an arm's length negotiation with Mr. Gerry Diakow of Tsawwassen, British Columbia. Following our acquisition of the option on the Thibert Creek Properties, we offered Mr. Diakow the position of vice-president, exploration and acquisitions. Mr. Diakow will be overseeing our initial exploration on the Thibert Creek Properties and has been given the task of assembling our portfolio of mineral exploration properties in Western Canada and in the American Pacific Northwest.

(ii)     COMPETITIVE BUSINESS CONDITIONS AND OUR POSITION IN OUR INDUSTRY

Vast areas of Western Canada and the U.S. Pacific Northwest have been explored and in some cases staked through mineral exploration programs. Vast areas also remain unexplored. The cost of staking and re-staking new mineral claims and the costs of most phase one exploration programs are relatively modest. Additionally, in many more prospective areas, extensive literature is readily available with respect to previous exploration and development activities. These facts make it possible for a junior mineral exploration company with experienced management such as ours to be very competitive with other similar companies. In effect, we are also competitive with senior companies who are doing grass roots exploration. In the event our exploration activities uncover prospective mineral showings, we anticipate being able to attract the interest of better financed industry partners to assist on a joint venture basis in more extensive exploration. We are at a competitive disadvantage compared to established mineral exploration companies when it comes to being able to complete extensive exploration programs on claims which we hold or may hold in the future. If we are unable to raise capital to pay for extensive claim exploration, we will be required to enter into joint ventures with industry partners which will result in our interest in our claims being substantially diluted.

As long as management of our company remains committed to building a portfolio of mineral exploration properties principally through their own efforts, we will be able to continue operating on modest cash reserves for an extended period of time.

(iii)    SOURCES AND AVAILABILITY OF RAW MATERIALS

Our management team seeks to assemble a portfolio of quality mineral exploration properties in western Canada and in the U.S. Pacific Northwest. Management's exploration experience and industry contacts will enable us to assemble the portfolio of properties through grass roots exploration and staking by our own management team and by acquiring new properties through option agreements where new properties can be acquired on favourable terms.

(vi)     REQUIREMENT OF GOVERNMENT APPROVAL

We are not in a business which requires government approval for principal products or services. In the event mining claims which we own or which we acquire in the future prove to host viable ore bodies, we would be required to apply for numerous government approvals in order to commence mining. All costs to obtain the necessary government approvals would be factored into technical and viability studies in advance of a decision being made to proceed with development of an ore body.

The mining industry in Canada and the United States is highly regulated. Our Vice-President of Exploration and Acquisitions, Mr. Gerry Diakow, has extensive industry experience and is familiar with all government regulations respecting the initial acquisition and early exploration of mining claims in British Columbia, Canada. We are unaware of any proposed or probable government regulations which would have a negative impact on the mining industry in British Columbia. We propose to adhere strictly to the regulatory framework which governs mining operations in British Columbia.

(iv)     COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

At the present time, our costs of compliance with environmental laws are minimal as we are in the process of acquiring and doing preliminary exploration activities only. In the event that claims which we now own or may acquire in the future host a viable ore body, the costs and affects of compliance with environmental laws will be incorporated in the exploration plan for these claims. These exploration plans will be prepared by qualified mining engineers.

(v)      OUR FULL TIME AND PART TIME EMPLOYEES

We currently have two part time employees, namely Mr. Gerry Diakow, our Vice-President of Exploration and Acquisitions and Mr. Keith Ebert, our C.E.O., C.F.O. and Secretary. Mr. Ebert is also our sole director.

OUR EXPENDITURES DURING THE LAST TWO FISCAL YEARS ON RESEARCH AND DEVELOPMENT ACTIVITIES

We were incorporated in October, 1999 and completed our first fiscal year end on December 31, 2000. Since our inception, we have incurred expenditures of approximately $2,000 relating to the preparation of our audited financial statements. We have also issued 100,000 of our common shares at a deemed price of $0.50 per share to Mr. Gerry Diakow in consideration for our option on the Thibert Creek Properties.

                                PLAN OF OPERATION

In October, 2000, we issued 40,000 shares at $0.50 per share under Regulation S to raise proceeds of $20,000. This small financing is sufficient to satisfy our cash requirements for the next 12 months assuming that our activities are limited to phase one and phase two exploration programs on our Thibert Creek Properties. Management of the Company will continue to actively seek new investors to increase our cash reserves which will permit management to seek additional mineral exploration properties.

We do not expect any significant changes in the number of our employees. Presently, we are fortunate to have the services of an experienced vice-president of exploration given our limited financial resources. Our current management team will satisfy our requirements for the foreseeable future.

We expect to acquire as many mineral exploration prospects as possible over the next 12 months given our limited financial resources. Where possible, we will issue common shares in payment of new mineral properties or options to acquire mineral properties to preserve our cash reserves.

Milestones for Exploration of the Thibert Creek Properties
----------------------------------------------------------

The Thibert Creek Properties are comprised of the PT claim block, the Vowel claim block and the Birch placer claim.

The first phase of exploration work on the PT claims is scheduled to commence July 1, 2001. The work will involve surveying a grid that covers the claim area with lines 1,000 metres long. A total of 11,000 metres of grid will be laid out with lines spaced 200 metres apart. At 25 metre intervals along each grid line magnetometer readings will be taken. Each of these sites or stations will then be marked with a flag and a soil sample taken. This will be followed up with a very low frequency electro-magnetic survey with readings taken at each station. This phase of the exploration work will generate three maps: [i] a magnetometer survey map; [ii] a VLF-EM survey map; and [iii] a geochemistry map. Interpretation of the survey results may identify one or more anomalous zones. The table below itemizes the cost for phase one in Canadian dollars.

        ------------------------------------------------------------------------
        ITEM                              COST PER DAY  NUMBER      TOTAL COST
                                                        OF DAYS

        ------------------------------------------------------------------------
        Wages for a four man crew            $800.00      4         $3,200.00

        Room and board for crew              $300.00      4         $1,200.00

        Vehicle and fuel                     $125.00      4           $500.00

        440 soil samples/$12.00 per                                 $5,280.00

        Report writing and interpretation                           $1,500.00

                                                                   $11,680.00
        ------------------------------------------------------------------------

Phase one exploration work on the Vowel claims is scheduled to commence in the second half of July, 2001 following phase one exploration work on the PT claim block. The cost of phase one exploration work on the Vowel claim block will be minimized as crew and equipment will already be near this site. A grid survey will be completed over the claim area. A total of 8,000 meters of grid will be laid out with lines spaced 200 meters apart. Magnetometer readings will be taken and site soil samples will be collected. This work will be followed up with a very low frequency electromagnetic survey with readings taken at the soil sample sites. This exploration work will generate a magnetometer survey map, a VLF-EM survey map and a geochemistry map. The table below itemizes the cost for phase one work on the Vowel claim block in Canadian dollars.

        ------------------------------------------------------------------------
        ITEM                              COST PER DAY  NUMBER      TOTAL COST
                                                        OF DAYS

        ------------------------------------------------------------------------
        Wages for a four man crew           $800.00       3          $2,400.00

        Room and board for crew             $300.00       3            $900.00

        Vehicle and fuel                     $75.00       3            $225.00

        300 soil samples/$12.00 per                                  $3,600.00

        Report writing and interpretation                            $1,500.00

                                                                     $8,625.00
        ------------------------------------------------------------------------

All phase one and phase two work on the PT and Vowel claims will be paid for with cash on hand.

Phase two exploration on the PT and Vowel claims will cost approximately one half as much as phase one work and involves examination and delineation of phase one results. If anomalous zones are identified in phase one work on the PT or Vowel claims, they will be thoroughly examined by a team of two prospectors and rock samples will be collected for assay. These zones will be hand-trenched with a view to locating and mapping rocks responsible for the anomalies. If trenching succeeds in locating mineralization, a diamond drilling program would be scheduled.

Trenching on the PT claims will follow the plotting of the geochemical soil sampling results. The soil sample results plotted on the grid and located in the field will indicate the anomalous areas on the grid. The prospector's will return to these anomalous areas and map the outcropping rock, prospect and hand trench these areas and sample and assay any mineralization found. This exploration work would be undertaken approximately 3 weeks after the soil samples from phase one work on the PT claims are submitted for assay. The PT soil samples should be collected and sent to assay by mid July, 2001. Results should be available by early August, 2001. Accordingly, prospecting, mapping and trenching on the PT claims could be started by mid August, 2001.

The geophysical surveys, magnetometer and VLF-EM results should be plotted and interpreted by early September, 2001. These results along with trenching work should indicate the best targets for diamond drilling. Depending on the success of initial exploration work and our ability to secure additional financing, a drilling program could begin as early as mid October, 2001 on the PT claims.

The Vowel claims are at a higher elevation than the PT claims and for this reason phase one exploration work will start later in the season, likely after completion of phase one exploration work on the PT claims. The results from geochemical soil sampling, geophysical magnetometer work and VLF-EM survey would be plotted and interpreted by mid September, 2001. Prospecting, mapping, trenching and sampling would start on the Vowel claim in late September, 2001. Diamond drilling on the Vowel claim could start in late October, 2001 if trenching and geophysical surveys succeed in locating diamond drill targets and if financing for phase three work is secured.

The table below itemizes the cost of trenching and mapping the anomalous zones on each of the PT and Vowel claim blocks in Canadian dollars.

        ------------------------------------------------------------------------
        ITEM                              COST PER DAY  NUMBER      TOTAL COST
                                                        OF DAYS

        ------------------------------------------------------------------------
        Wages for two prospectors          $500.00        5         $2,500.00

        Room and board                     $150.00        5           $750.00

        Vehicle and fuel                   $125.00        5           $625.00

        25 assays/$20 per                                             $500.00

                                                                    $4,375.00
        ------------------------------------------------------------------------

If assay results from mineralization are encouraging, a diamond drilling program would be conducted to delineate the size and shape of the mineralized zones. Assaying the drill core will establish the grade and value of mineralization. Depending on our success in earlier exploration work, a drilling program could begin in early winter of 2001. Weather conditions and the availability of financing will dictate whether this potential program is deferred until the spring of 2002. A program consisting of five 500-foot holes would be adequate for this phase. A benchmark for this type of target would be 10% combined Pb-Zn per ton and $50.00 per ton in Au and Ag values. Drilling costs would total approximately $62,500.00, $25.00/foot x 2 500 feet; drill core assays $2,000.00, $20.00/assay x 100 assays. The cost of employing a geologist to oversee drilling operations and log core is $7,000.00. All amounts are in Canadian dollars.

This phase three methodology would be employed on the Vowel and PT claims. However, work on the Vowel claims could be accelerated if trenches excavated in 1980 could be located. A drill program could also be fast-tracked on the Vowel claims if the trench samples taken during previous exploration could be repeated.

We have cash on hand to finance phase one and phase two exploration on the Vowel and PT Claims. We would be required to raise additional funds in the amount of approximately US$90,000 to fund a phase three diamond drilling program on both the PT and Vowel claim blocks. Financing for phase 3 would be sought from management's mining industry contacts including high net worth individuals and potentially other junior mining companies.

We will not generate revenues from operations unless we are successful in discovering mineralization which is capable of sustaining commercial production.

Our option on the Thibert Creek Properties also entitles us to do work on the Birch placer claim which is located at the confluence of Vowel and Thibert Creeks between the Vowel and PT claims. Our current cash position will not permit us to conduct exploration work on the Birch placer claim in 2001. We will carry out the minimum work requirement of $500 to keep the claim in good standing. When we have raised additional financing to proceed with exploration on the Birch placer claim, we will proceed with the following exploration program.

Testing the Birch claim will commence using a tracked excavator with a toothed 1 1/2-cubic-yard bucket. This work will be contracted out. A contractor from the nearby community of Telegraph Creek will perform the work in return for a percentage of the placer gold recovered from the workings. This kind of arrangement is common in northern British Columbia where contractors are employed to work ground whose title is controlled by another party. Prior the contractor's arrival in the area two or three additional placer claims will be staked in our name, guaranteeing that, in the event initial testing is successful, ground adjacent the Birch claim can be secured for future exploitation. Our proposed contractor is familiar with the area, having worked ground 3 miles north of the Birch claim in 1999 prior to relocating his operation to Telegraph Creek.

Excavated material will be passed through a pilot washing plant and the residual fraction weighed and tested for gold content. The black sand from this fraction will be concentrated and samples from the concentrate assayed.

                             DESCRIPTION OF PROPERTY

Office Premises
---------------

We operate from our offices at Suite 2901, 1201 Marinaside Crescent, Vancouver, British Columbia, V6Z 2V2, Canada. Space is provided to us on a rent free basis by Mr. Ebert, a director of the Company. We are not a party to any lease. It is anticipated that this arrangement will remain until we are able to generate revenue from operations and require additional office space for new employees. Management believes that this space will meet our needs for the foreseeable future.

Mining Properties
-----------------

Our mining properties consist of a placer claim and two blocks of hardrock mineral claims administered by the British Columbia Ministry of Energy, Mines and Petroleum Resources. In area these properties total 1,100 acres. To maintain title over the mineral claims, we are required to expend $100 per claim in the first year and $200 per claim for each additional year beginning in 2003. The work requirement for our placer claim is $500 per year. Our properties are without known reserves. Our program is exploratory in nature.

Particulars of the claims are as follows:

          CLAIM NAME     RECORD NUMBER       ANNIVERSARY DATE    YEAR OF EXPIRY
          ----------     -------------       ----------------    --------------

          Vowel #7           364416              Nov. 15              2001
          Vowel #8           364417              Nov. 15              2001
          Vowel #9           364418              Nov. 15              2001
          Vowel #10          364419              Nov. 15              2001
          Vowel #11          364420              Nov. 15              2001
          Vowel #12          364421              Nov. 15              2001
          Vowel #13          364422              Nov. 15              2001
          Vowel #14          364423              Nov. 15              2001
          PT #1              364396              Nov. 15              2001
          PT #2              364397              Nov. 15              2001
          PT #3              364398              Nov. 15              2001
          PT #4              364399              Nov. 15              2001
          PT #5              364400              Nov. 15              2001
          PT #6              364401              Nov. 15              2001
          PT #7              364402              Nov. 15              2001
          PT #8              364403              Nov. 15              2001
          PT #19             364442              Nov. 15              2001
          PT #20             364443              Nov. 15              2001
          Birch #1           364414              Nov. 15              2001

There are no historic mines or workings on our mining properties. The Thibert Creek fault, which is exposed north of our claim blocks, has been explored for Ni, Cu, Au and PGEs occurring in the footwall contact and quartz veins.

VOWEL MINERAL CLAIMS

Location, Access and Infrastructure
-----------------------------------

The Vowel mineral claims are located 30 miles northwest of the Village of Dease Lake, B.C. on the north side of Thibert Creek and on the south-facing slope of Vowel Mountain. The claims lie at approximately 50 degrees, 50 minutes N. latitude and 130 degrees, 30 minutes W. longitude.

Access to the property can be gained by helicopter from the village of Dease Lake or by the Adsit Lake Mining road, a 4x4 road extending westward from the north end of Dease Lake along the south side of Thibert Creek and approaching within 1.5 kilometers of the property. Road access can be extended to the property for a modest expenditure.

Communication with the exploration camp will be maintained by radiotelephone. Fuel, groceries, accommodation and emergency facilities are available at the village of Dease Lake.

Physiography, Vegetation and Climate
------------------------------------

The Vowel mineral claims are situated on the north side of Thibert Creek on the south-facing slope of Vowel Mountain. The claim area ranges in elevation from 3,400 feet to 5,200 feet above sea level. The property lies in the sub-alpine forest biotic zone and timberline occurs at approximately 4,700 feet.

The area experiences warm northern summers and cold winters, receiving low to moderate levels of precipitation, ranging between 15 and 50 inches annually. A moderate amount of precipitation occurs as snow.

Local Geology
-------------

The Vowel claim group is underlain by intercalated sedimentary and volcanic rocks of the French Range Formation. The volcanic rocks observed are generally either fine-grained greenish crystalline andesites or layered or banded fine grained, lithic andesitic tuffs. The sedimentary rocks observed include fine to coarse grained grey limestones, grey to brown aphanitic cherts with a strong conchoidal fracture, argillaceous mudstone, grey to black phyllite and a fine grained carbonaceous shale. These rocks appear to have undergone a mild degree of metamorphism and in places are silicified.

The rocks are thought to have been deposited in a pelagic marine environment, and some of the andesitic volcanics may exhibit a `pillow' structure indicating sub-marine volcanic deposition.

Considerable folding and fracturing is observed throughout the area. Evidence of NE-SW folding with a northwesterly trending and shallow plunging fold axis is observable in a number of places, and what has been thought of as intercalations of volcanic members within the sedimentary section may be a post-depositional fault contact. The fold axis appears to steepen in some places.

PT MINERAL CLAIMS

Location, Access and Infrastructure
-----------------------------------

The PT mineral claims are located 25 miles northwest of the Village of Dease Lake, B.C. on the north side of Berry Creek straddling Adsit Lake Road. The claims lie at approximately 50 degrees, 46 minutes N. latitude and 130 degrees, 19 minutes W. longitude.

Access to the property can be gained by helicopter from the Village of Dease Lake or by the Adsit Lake mining road, a four by four road extending west from the north end of Dease Lake along the south side of Thibert Creek. Adsit Lake Road cuts through the northern half of the PT claims.

Communication with the exploration camp will be maintained by radio telephone. Fuel, groceries, accommodation and emergency facilities are available at the Village of Dease Lake.

Physiography, Vegetation and Climate
------------------------------------

The PT mineral claims are situated on the north side of Berry Creek in an area which ranges in elevation from 2,800 feet to 4,000 feet above sea level. The property lies in the sub alpine forest biotic zone and timberline occurs at approximately 4,700 feet.

The area experiences warm northern summers and cold winters receiving low to moderate levels of precipitation ranging between 15 and 50 inches annually. A moderate amount of precipitation occurs as snow.

Local Geology
-------------

The PT claims on Berry Creek overlie the Kedahda Formation, a generally recessive, dominantly sedimentary succession [Watson and Mathews, 1944; Monger, 1969, 1975]. Discontinuous limestone, dolomitic limestone and dolostone units occur in the Kedahda Formation, particularly in the French Range. This is the case with respect to the PT claims where the volcanic sandstone or greywacke surrounds massive limestone bluffs. Large quartz stockworks are exposed in upper Berry Creek in the vicinity of the PT claims. However, no sulphides are observed in the quartz stockworks. Mineralization is observed at the limestone-greywacke contact on PT #7. The relationship between the greywacke-chert member of the Kedahda Formation and the succession exposed farther southwest where the PT claims are closest to the French Range is enigmatic [Gabrielse, 1998]. The rocks may be separated by an unrecognizable fault downthrown to the northeast. On the other hand, the French Range Formation strata, interpreted as representing a volcanic plateau upon which Permian, shallow water limestone was deposited, were succeeded to the northeast by deep water sediments which escaped significant erosion during a period of falling sea levels in late Permian time [Gabrielse, 1998]. Contacts of the French Range Formation with underlying parts of the Kedahda Formation are conformable, gradational and diachronous [Monger, 1969]. The PT claims are predominantly covered by till and forested, with the bulk of the rock exposure occurring in creek beds. The Kedahda and French Formation lithologies are present on the claims; however, the contact between the two Formations has yet to be discovered and mapped.

THE BIRCH PLACER CLAIM

Location and Access
-------------------

The Birch placer claim is located at the confluence of Vowel Creek and Thibert Creek. Access is by the Adsit Lake Mining road, a 4x4 road extending west from the north end of Dease Lake. The claim lies at approximately 50 degrees, 49 minutes N latitude and 130 degrees, 26 minutes W. longitude.

History
-------

The ground covered by the Birch placer claim has never been placer mined. The property lies in a region which attracted hand mining operations in the 1920's. Early mining efforts in the area failed due to technical challenges which are readily addressed by modern placer mining technology and methods. A combination of physiographical factors in the area, the character of the placer gravels, the flat terrain, gentle slope of bedrock and thin overburden makes it possible to employ tracked excavators which are a highly efficient and low cost means of working placer deposits.

Our current exploration budget does not provide for expenditures on the Birch placer claim in 2001. A minimum work commitment of $500 will be made on the Birch placer claim to keep the claim in good standing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We issued 2,250,000 common shares at a deemed price of $0.001 per share to Mr. Keith Ebert on November 1, 1999. Mr. Ebert was issued these shares in consideration for his services in organizing our company, acting as a director and officer and building our business plan. Mr. Ebert is our President, Secretary, Chief Financial Officer and a director.

On November 16, 2000, we issued Mr. Gerry Diakow 100,000 common shares in consideration for our option on the Thibert Creek Properties. This acquisition was done at arm's length. Mr. Diakow was subsequently appointed as an officer of Cascadia. Mr. Diakow is our Vice-President of exploration and acquisitions.

Mr. Gerry Diakow is the registered owner of the Thibert Creek Properties. We acquired an option to acquire the Thibert Creek Properties from Mr. Diakow under an option agreement dated October 21, 2000. In order to fully exercise our option on the Thibert Creek Properties, we are required to make cash payments to Mr. Diakow and to issue shares of our common stock upon certain milestones being achieved.

To acquire our option on the Thibert Creek Properties, we issued Mr. Diakow 100,000 common shares at a deemed price of $0.50 per share. To keep our option in good standing, we are required to pay Mr. Diakow $25,000 on or before December 31, 2001 and an additional $25,000 on or before December 31, 2002. We are also required to issue Mr. Diakow 200,000 common shares upon the completion of a phase one work program on the Thibert Creek Properties subject to an independent engineering or geological report detailing work done on the property and recommending further work on the property. In the event a phase two exploration program is warranted on the property, we would be required to issue Mr. Diakow an additional 200,000 common shares on completion of the phase two work program subject to an independent engineering or geological report detailing work done on the property and recommending a third phase work program. In the event a phase three work program is warranted, we would be required to issue Mr. Diakow a final allotment of 500,000 of our common shares on completion of the phase 3 work program subject to production of an independent engineering or geological report detailing work done on the property and recommending that the property be put into commercial production.

The option agreement also requires that we incur exploration expenditures on our properties totaling $100,000. $10,000 must be spent on or before September 1, 2001, a further $40,000 on or before June 1, 2002 and a final $50,000 on or before December 31, 2002.

In the event all necessary exploration expenditures, cash payments and share issuances have been made, we will earn a 100% undivided right to the Thibert Creek Properties subject to a 3% net smelter return payable to Mr. Diakow.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Present Public Market
------------------------

There is presently no public market for our common stock. We can provide no assurance that our shares will be traded on any public market in the future.

Holders of Our Common Stock
---------------------------

As of the date of this registration statement, we have forty seven (47) registered shareholders.

Dividends
---------

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

         (1) we would not be able to pay our debts as they become due in the usual course of business; or

         (2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

Mr. Ebert was issued 2,250,000 shares of our company at a deemed price of $0.001 per share in consideration for his services in organizing Cascadia and acting as officer and director. Mr. Ebert purchased an additional 250,000 shares for cash at $0.001 per share.

No other compensation has been awarded to, earned by or paid to our officers and/or directors since our inception. Management has agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated revenues from operations. As of the date of this registration statement, we have no funds available to pay officers or directors. Further, our officers and director are not accruing any compensation pursuant to any agreement with us.


----------------------------------------------------------------------------------------------------------------------
                                                   SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------
                                                                             Long Term Compensation
                                         Annual Compensation                    Awards            Payouts
----------------------------------------------------------------------------------------------------------------------
          (a)             (b)        (c)         (d)          (e)          (f)          (g)          (h)         (i)
----------------------------------------------------------------------------------------------------------------------
                                                             Other                                               All
                                                            Annual     Restricted    Securities                 Other
  Name and Principle                                         Comp-        Stock      Underlying      LTIP       Comp-
       Position                    Salary       Bonus      ensation     Award(s)    Option/SARs    Payouts    ensation
                          Year       ($)         ($)          ($)          ($)          (#)          ($)         ($)
----------------------------------------------------------------------------------------------------------------------

Keith A. Ebert,          1999/      $0.00       $0.00        $0.00        $0.00          0          $0.00       $0.00
President, C.F.O. and    2000
Director
----------------------------------------------------------------------------------------------------------------------
Gerry Diakow,            1999/      $0.00       $0.00        $0.00        $0.00          0          $0.00       $0.00
Vice-President,          2000
Exploration and
Acquisitions
----------------------------------------------------------------------------------------------------------------------


Stock Option Grants
-------------------

We did not grant any stock options to any executive officers or directors during our most recent fiscal year ended October 31, 2000. We have not granted any stock options to any executive officers or directors since October 31, 2000.

Employment Agreements
---------------------

We do not have an employment or consulting agreement with either Mr. Keith Ebert, our President, Secretary, C.F.O. and director or Mr. Gerry Diakow, our Vice-President, Exploration and Acquisitions. Messrs. Ebert and Diakow provide their services to us on an as needed basis. We do not pay any salary or consulting fee to Messrs. Ebert and Diakow.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Our audited financial statements for the year ended October 31, 2000 and unaudited financial statements for the six months ended April 30, 2001 and the related statements of loss and deficit, stockholders deficiency and cash flows appearing in this prospectus, have been included herein in reliance on the report of Davidson & Company, Chartered Accountants, given on the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

1.   Report of Independent Accountants

2.   Unaudited Financial Statements:

     (a)  Balance Sheet as of April 30, 2001

     (b)  Statement of Loss and Deficit for the period ending April 30, 2001

     (c)  Statement of Cash Flows for the period ending April 30, 2001

     (d)  Statement of Stockholders Equity for the period ending April 30, 2001

     (e)  Notes to Audited Financial Statements

                          CASCADIA CAPITAL CORPORATION
                         (AN EXPLORATION STAGE COMPANY)


                              FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                   (UNAUDITED)


                                 APRIL 30, 2001

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
BALANCE SHEET
(Expressed in United States Dollars)
(Unaudited)

================================================================================
                                                        April 30,    October 31,
                                                             2001           2000
--------------------------------------------------------------------------------

ASSETS

CURRENT
    Cash and cash equivalents                             $10,870        $22,398
================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT
  Accounts payable and accrued liabilities                $ 1,100       $ 2,500
                                                          -------       -------


STOCKHOLDERS' EQUITY
  Capital stock (Note 4)
    Authorized
      100,000,000 common shares with a par value of $0.0001
    Issued and outstanding
      October 31, 2000 - 4,740,000 common shares
      April 30, 2001 - 4,840,000 common shares                484           474
  Additional paid-in capital                               74,216        24,226
  Deficit accumulated during the exploration stage        (64,930)       (4,802)
                                                          -------       -------

                                                            9,770        19,898
                                                          -------       -------

                                                          $10,870       $22,398
================================================================================


HISTORY AND ORGANIZATION OF THE COMPANY (Note 1)

GOING CONCERN (Note 2)

On behalf of the Board of Directors:

/s/ Keith A. Ebert
------------------
Keith A. Ebert, Director




    The accompanying notes are an integral part of these financial statements

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)



=======================================================================================================================
                                          Cumulative
                                             Amounts
                                                From
                                       Incorporation
                                                  on
                                         October 29,      Three Month     Three Month        Six Month        Six Month
                                             1999 to     Period Ended    Period Ended     Period Ended     Period Ended
                                           April 30,        April 30,       April 30,        April 30,        April 30,
                                                2001             2001            2000             2001             2000
-----------------------------------------------------------------------------------------------------------------------
EXPENSES
    Consulting fees                        $   4,780         $  4,780        $    --         $  4,780          $    --
    Filing and transfer agent fees             2,869            1,927             --            2,869               --
    Mineral property acquisition costs        50,000               --             --           50,000               --
    Office and miscellaneous                   2,581              166             26              279            2,232
    Professional fees                          4,700            2,200          1,500            2,200            1,500
                                           ---------         --------        -------         --------          -------


LOSS FOR THE PERIOD                        $ (64,930)        $ (9,073)       $(1,526)        $(60,128)         $(3,732)
======================================================================================================================


BASIC AND DILUTED LOSS PER SHARE                             $  (0.01)       $ (0.01)        $  (0.01)         $ (0.01)
======================================================================================================================


WEIGHTED AVERAGE SHARES
OUTSTANDING                                                 4,840,000      4,700,000        4,832,221        4,700,000
======================================================================================================================





    The accompanying notes are an integral part of these financial statements

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Expressed in United States Dollars)
(Unaudited)



==============================================================================================================================
                                                     Common Stock
                                            -------------------------------                           Deficit
                                                    Number                                        Accumulated            Total
                                                 of Shares                        Additional       During the           Stock-
                                                Issued and                           Paid-in      Exploration         holders'
                                               Outstanding           Amount          Capital            Stage           Equity
------------------------------------------------------------------------------------------------------------------------------
INCEPTION, OCTOBER 29, 1999                            --          $    --        $      --        $      --        $       --

  Common shares issued for
     services                                   2,250,000              225            2,025               --             2,250

  Common shares issued for cash                 2,450,000              245            2,205               --             2,450

  Common shares issued for cash                    40,000                4           19,996               --            20,000

  Net loss for the period                              --               --               --           (4,802)           (4,802)
                                              -----------          -------        ---------        ---------        ----------

BALANCE, OCTOBER 31, 2000                       4,740,000          $   474        $  24,226        $  (4,802)       $   19,898

  Common shares issued for
     mineral claims option                        100,000               10           49,990               --            50,000

  Net loss for the period                              --               --               --          (60,128)          (60,128)
                                              -----------          -------        ---------        ---------        ----------

BALANCE, APRIL 30, 2001                         4,840,000          $   484        $  74,216        $ (64,930)       $    9,770
==============================================================================================================================










    The accompanying notes are an integral part of these financial statements

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
(Expressed in United States Dollars)
(Unaudited)


=========================================================================================================================
                                                                             Cumulative
                                                                                Amounts
                                                                                   From
                                                                          Incorporation
                                                                                     on
                                                                            October 29,        Six Month        Six Month
                                                                                1999 to     Period Ended     Period Ended
                                                                              April 30,        April 30,        April 30,
                                                                                   2001             2001             2000
-------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                                      $  (64,930)      $ (60,128)        $  (3,732)
    Item not affecting cash:
       Common shares allotted for services                                        2,250               --            2,250

    Changes in non-cash working capital items:
       Increase (decrease) in accounts payable and accrued liabilities            1,100           (1,400)           1,500
                                                                             ----------       ----------        ---------

    Net cash provided by (used in) operating activities                         (61,580)         (61,528)              18
                                                                             ----------       ----------        ---------


CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of shares                                                           70,000           50,000               --
    Share subscriptions received in advance                                       2,450               --            2,450
                                                                             ----------       ----------        ---------

    Net cash provided by financing activities                                    72,450           50,000            2,450
                                                                             ----------       ----------        ---------


CHANGE IN CASH POSITION DURING THE PERIOD                                        10,870          (11,528)           2,468


CASH POSITION, BEGINNING OF THE PERIOD                                               --           22,398               --
                                                                             ----------       ----------        ---------


CASH POSITION, END OF THE PERIOD                                             $   10,870       $   10,870        $   2,468
=========================================================================================================================

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:
    Cash paid for income taxes                                                                $       --        $      --
    Cash paid for interest                                                                            --               --
=========================================================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
    Common shares allotted for services                                      $    2,250       $       --        $   2,250
    Common shares allotted for mineral claims option                             50,000           50,000               --
=========================================================================================================================



    The accompanying notes are an integral part of these financial statements

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
APRIL 30, 2001

================================================================================

1.       HISTORY AND ORGANIZATION OF THE COMPANY


         The Company was incorporated on October 29, 1999 under the laws of the State of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada and effectively started its operations on November 1, 1999. The Company is in the business of exploration and development of mineral properties and has not yet determined whether its properties contain mineral resources that may be economically recoverable. The Company therefore has not reached the development stage and is considered to be an exploration stage company.

         The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in stockholders' equity and cash flows at April 30, 2001 and for the periods then ended have been made. These financial statements should be read in conjunction with the audited financial statements of the Company for the year ended October 31, 2000. The results of operations for the period ended April 30, 2001 are not necessarily indicative of the results to be expected for the year ending October 31, 2001.

2.       GOING CONCERN

         These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the existence of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. The Company has incurred operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plan in this regard is to raise equity financing as required. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.


         =======================================================================

                                                           April 30, October 31,
                                                                2001       2000
         -----------------------------------------------------------------------

         Deficit accumulated during the exploration stage   $(64,930)  $(4,802)
         Working capital                                       9,770    19,898
         =======================================================================

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
APRIL 30, 2001


================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES



         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

         RESOURCE PROPERTIES

         Costs of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred. Costs incurred in proving and developing a property ready for production are capitalized and amortized over the life of the mineral deposit or over a shorter period if the property is shown to have an impairment in value.

         ENVIRONMENTAL REQUIREMENTS

         At the report date, environmental requirements related to mineral claims acquired (Note 5) are unknown and therefore an estimate of any future cost cannot be made.

         INCOME TAXES

         Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 1999. In June 2000, the FASB issued SFAS No. 138, which is a significant amendment to SFAS 133. The Company does not anticipate that the adoption of these statements will have a significant impact on its financial statements.

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
APRIL 30, 2001


================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

         COMPREHENSIVE INCOME

         The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity as of April 30, 2001.

         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

         LOSS PER SHARE

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

4.       CAPITAL STOCK

         During the period, the Company issued 100,000 common shares under Regulation S of the Securities Act of 1933 at a deemed price of $0.50 per share to the optionor of the mineral claims (Note 5b(i)).

5.       MINERAL CLAIMS

         On October 21, 2000, the Company entered into an option agreement to acquire a 100% undivided interest in certain mining claims known as the Thibert Creek Mining properties located in the Liard Mining Division of British Columbia. As the claims do not contain any known reserves, the acquisition costs will be expensed as incurred. To exercise its option, the Company must:

         a)  Pay the optionor the sum of $50,000 as follows:

             i)  $25,000 on or before December 31, 2001; and
             ii) an additional $25,000 on or before December 21, 2002.

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
APRIL 30, 2001


================================================================================

5.       MINERAL PROPERTY (cont'd...)

         b) Issue to the optionor a total of 1,000,000 common shares of the Company as follows:

             i)   100,000 shares at a deemed price of $0.50 (Note 4);
             ii) 200,000 shares upon the completion of a first phase of a work program on the property;
             iii) 200,000 shares upon the completion of a second phase of a work program on the property; and
             iv) 500,000 shares upon the completion of a third phase of a work program on the property.

         c) Incur exploration expenditures of $100,000 on the property as follows:

             i)   $10,000 on or before September 1, 2001;
             ii)  a further $40,000 on or before June 1, 2002; and
             iii) a further $50,000 on or before December 31, 2002.

         Upon commencement of production, the Company is subject to a 3% net smelter returns royalty.


6.       INCOME TAXES

         For income tax purposes, the Company has a net operating loss carryforward ("NOL") at April 30, 2001 of approximately $64,930 expiring in 2014 if not offset against future federal taxable income. There may be certain limitations as to the future annual use of the NOLs due to certain changes in the Company's ownership.

         The Company has deferred tax assets of approximately $21,643 at April 30, 2001, resulting primarily from net operating loss carryforwards. The deferred tax assets have been fully offset by a valuation allowance resulting from the uncertainty surrounding their future realization.

         Computed "expected" tax benefit                               $ 21,643
         Decrease in tax benefit resulting from net operating loss
             for which no benefit is currently available                (21,643)
                                                                       --------

                                                                       $    --
                                                                       ========


7.       FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash and cash equivalents, accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

1.       Report of Independent Accountants

2.       Audited Year End Financial Statements:

         (a)   Balance Sheet as of October 31, 2000

         (b)   Statement of Operations for year ended October 31, 2000

         (c)   Statement of Stockholders Equity for year ended October 31, 2000

         (d)   Statement of Cash Flows for year ended October 31, 2000

         (f)   Notes to Audited Financial Statements

                           PART - FINANCIAL STATEMENTS





                          CASCADIA CAPITAL CORPORATION
                         (AN EXPLORATION STAGE COMPANY)


                              FINANCIAL STATEMENTS


                                OCTOBER 31, 2000

-------------------------------------------------------------------------------------------------------------------
 DAVIDSON & COMPANY     Chartered Accountants          A Partnership of Incorporated Professionals
-------------------------------------------------------------------------------------------------------------------




                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Stockholders of Cascadia Capital Corporation
(An Exploration Stage Company)


We have audited the balance sheet of Cascadia Capital Corporation (An Exploration Stage Company) as at October 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 2000 and the results of its operations, changes in stockholders' equity and its cash flows for the year then ended in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a net loss since inception and has had no revenues and has a minimal working capital position at October 31, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                               "DAVIDSON & COMPANY"


Vancouver, Canada                             Chartered Accountants

November 22, 2000

                          A Member of SC INTERNATIONAL
                          -----------------------------

  Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada,
                                     V7Y 1G6
                   TELEPHONE (604) 687-0947 FAX (604) 687-6172

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
BALANCE SHEET
AS AT OCTOBER 31, 2000

==========================================================================  ================


ASSETS


CURRENT
    Cash and cash equivalents                                               $        22,398

==========================================================================  ================


LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT
         Accounts payable and accrued liabilities                           $         2,500
                                                                            ---------------


Stockholders' equity
    Capital stock (Note 4)
       Authorized
             100,000,000  common shares with a par value of $0.0001
       Issued and allotted
               4,740,000  common shares                                                 474
    Additional paid-in capital                                                       24,226
    Deficit accumulated during the exploration stage                                 (4,802)
                                                                            ---------------

                                                                                     19,898
                                                                            ---------------

                                                                            $        22,398
==========================================================================  ================


SUBSEQUENT EVENT (Note 9)


ON BEHALF OF THE BOARD:



/s/ Keith Ebert                                Director
---------------------------------------------
Keith Ebert



    The accompanying notes are an integral part of these financial statements

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
YEAR ENDED OCTOBER 31, 2000

============================================================================


EXPENSES

    Office and miscellaneous                                $         2,302
    Professional fees                                                 2,500
                                                            ---------------

LOSS FOR THE YEAR                                           $         4,802
===========================================================================


BASIC AND DILUTED LOSS PER SHARE                            $       (0.001)
===========================================================================


WEIGHTED AVERAGE SHARES ISSUED, AND ALLOTTED                      4,700,877
===========================================================================



   The accompanying notes are an integral part of these financial statements

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

========================================== ================================= =============== ================ ================


                                                     Common Stock                                    Deficit
                                           ---------------------------------
                                                    Number                                       Accumulated            Total
                                                 of Shares                       Additional       During the           Stock-
                                                    Issued                          Paid-in      Exploration         holders'
                                              and Allotted           Amount         Capital            Stage           Equity
----------------------------------------- ---------------- ---------------- --------------- ---------------- ----------------


BALANCE, OCTOBER 31, 1999                              -    $           -    $           -   $           -    $           -

  Common shares allotted for
     services                                   2,250,000              225            2,025              -             2,250

  Common shares allotted for cash               2,450,000              245            2,205              -             2,450

  Common shares issued for cash                    40,000                4           19,996              -            20,000

  Net loss for the year                                -                -                -           (4,802)          (4,802)
                                           --------------   --------------   --------------  --------------   --------------

BALANCE, OCTOBER 31, 2000                       4,740,000   $          474   $       24,226  $       (4,802)  $       19,898
========================================== ================ ================ =============== ================ ================



    The accompanying notes are an integral part of these financial statements

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
YEAR ENDED OCTOBER 31, 2000

=============================================================== ================


CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the year                                           $        (4,802)
    Item not affecting cash:
       Common shares allotted for services                                2,250

    Changes in non-cash working capital items:
       Increase in accounts payable and accrued liabilities               2,500
                                                                ---------------

         Net cash used in operating activities                              (52)
                                                                ---------------


CASH FLOWS FROM FINANCING ACTIVITIES
         Issuance of shares                                              20,000
         Share subscriptions received in advance                          2,450
                                                                ---------------

         Net cash provided by financing activities                       22,450
                                                                ---------------


CHANGE IN CASH POSITION DURING THE YEAR                                  22,398


CASH POSITION, BEGINNING OF THE YEAR                                         -
                                                                --------------


CASH POSITION, END OF THE YEAR                                  $        22,398
=============================================================== ================


SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:
         Cash paid for income taxes                             $            -
         Cash paid for interest                                              -
=============================================================== ================


SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
         Common shares allotted for services                    $         2,250
=============================================================== ================



    The accompanying notes are an integral part of these financial statements

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2000
================================================================================



1.       ORGANIZATION OF THE COMPANY

         The Company was incorporated on October 29, 1999 under the laws of the State of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada and effectively started its operations on November 1, 1999. The Company is in the business of exploration and development of mineral properties and has not yet determined whether its properties contain mineral resources that may be economically recoverable. The Company therefore has not reached the development stage and is considered to be an exploration stage company.



2.       GOING CONCERN

         These financial ___ statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the existence of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. The Company has incurred operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plan in this regard is to raise equity financing as required. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

         =================================================================

                                                                     2000
         -----------------------------------------------------------------
         -----------------------------------------------------------------

         Deficit accumulated during the exploration stage $        (4,802)
         Working capital                                           19,898
         =================================================================



3.       SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2000
================================================================================



3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

         RESOURCE PROPERTIES

         Costs of acquisition, ___ exploration, carrying, and retaining unproven properties are expensed as incurred. Costs incurred in proving and developing a property ready for production are capitalized and amortized over the life of the mineral deposit or over a shorter period if the property is shown to have an impairment in value.

         ENVIRONMENTAL REQUIREMENTS

         At the report date, environmental requirements related to mineral claims acquired (Note 5) are unknown and therefore an estimate of any future cost cannot be made.

         INCOME TAXES

         Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the Financial Accounting Standards Board issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

         REPORTING ON COSTS OF START-UP ACTIVITIES

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which requires costs of start-up activities and organization costs to be expensed as incurred. The adoption by the Company of SOP 98-5 during the year resulted in the Company expensing all startup costs.

         COMPREHENSIVE INCOME

         The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity as of October 31, 2000.

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2000
================================================================================



3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based ___ Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

         LOSS PER SHARE

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

4.       CAPITAL STOCK

         During the year, the Company entered into the following transactions concerning its capital stock:

         i) On November 1, 1999, the Company allotted 2,450,000 of its common shares for proceeds of $2,450 and allotted 2,250,000 of its common shares at a deemed value of $2,250 for services rendered.

         ii) Issued 40,000 common shares, on October 23, 2000, under Regulation S of the Securities Act of 1933 at a price of $0.50 per share for total proceeds of $20,000.

5.       MINERAL CLAIMS

         On October 21, 2000, the Company entered into an option agreement to acquire a 100% undivided interest in certain mining claims located in the Liard Mining Division of British Columbia. As the claims do not contain any known reserves, the acquisition costs will be expensed as incurred. To exercise its option, the Company must:

         a)  Pay the optionor the sum of $50,000 as follows:

               i) $25,000 on or before December 31, 2001; and ii) an additional $25,000 on or before December 21, 2002.

         b) Allot and issue to the optionor a total of 1,000,000 common shares of the Company as follows:

               i)   100,000 shares at a deemed price of $0.50 (Note 9);

               ii) 200,000 shares upon the completion of a first phase of a work program on the property;

               iii) 200,000 shares upon the completion of a second phase of a work program on the property; and

               iv) 500,000 shares upon the completion of a third phase of a work program on the property.

CASCADIA CAPITAL CORPORATION
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
OCTOBER 31, 2000
================================================================================


5.       MINERAL PROPERTY (cont'd...)

         c) Incur exploration expenditures of $100,000 on the property as follows:

               i)   $10,000 on or before September 1, 2001;

               ii)  a further  $40,000  on or  before  June 1,  2002;  and

               iii) a further $50,000 on or before December 31, 2002.

         Upon commencement of production, the Company is subject to a 3% net smelter returns royalty.


6.       RELATED PARTY TRANSACTION

         During the year ended October 31, 2000, the Company allotted 2,250,000 common shares at a deemed value of $2,250 to a director of the Company in exchange for services rendered.


7.       INCOME TAXES

         For income tax purposes, the Company has a net operating loss carryforward ("NOL") at October 31, 2000 of approximately $4,800 expiring in 2014 if not offset against future federal taxable income. There may be certain limitations as to the future annual use of the NOLs due to certain changes in the Company's ownership.

         The Company has deferred tax assets of approximately $1,600 at October 31, 2000, resulting primarily from net operating loss carryforwards. The deferred tax assets have been fully offset by a valuation allowance resulting from the uncertainty surrounding their future realization.

         Computed "expected" tax benefit                                     $1600
         Decrease in tax benefit resulting from net operating loss
             for which no benefit is currently available                     (1600)
                                                                             -----

                                                                             $  --
                                                                             =====


8.       FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash and cash equivalents, accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.


9.       SUBSEQUENT EVENT

         The Company issued 100,000 common shares, pursuant to an option agreement, to acquire mineral claims (Note 5(b)(i)).

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants since our incorporation in October, 1999.

                              AVAILABLE INFORMATION

We are a reporting company and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on November 30, 2000. We have filed a registration statement on Form SB-2 under the Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus is filed as a part of the registration statement and does not contain all of the information contained in the registration statement and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the material terms of these referenced contracts, agreements or documents but are not necessarily complete. However, all information we considered material relating to the terms of any referenced contracts, agreements or documents has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. For further information pertaining to us and our common stock offered by this prospectus, reference is made to the registration statement.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3) a transaction from which the director derived an improper personal profit; and
(4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)      such indemnification is expressly required to be made by law;
(2)      the proceeding was authorized by our Board of Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)      such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of Cascadia, or is or was serving at the request of Cascadia as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of Cascadia --except by reason of the fact that such officer is or was a director of Cascadia in which event this paragraph shall not apply-- in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Cascadia.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note that all amounts are estimates other than the Commission's registration fee.

         Securities and Exchange Commission registration fee:        $0.55
         Federal Taxes                                               $0.00
         State Taxes and Fees                                        $0.00
         Transfer Agent Fees                                     $1,200.00
         Accounting fees and expenses                            $2,000.00
         Legal fees and expenses                                 $2,000.00
         Miscellaneous                                           $1,000.00

         TOTAL:                                                  $6,200.55
                                                                 =========

We will pay all expenses of the offering listed above from cash on hand. No portion of these expenses will be borne by the selling shareholders.

                     RECENT SALES OF UNREGISTERED SECURITIES

On November 1, 1999, we issued 2,450,000 common shares at $0.001 per share to 45 subscribers under Regulation S. None of the offerees or purchasers are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Subscribers to the offering acknowledge that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied in accordance with Rule 903(b)(3)(iii)(A).

We issued 2,250,000 common shares at a deemed price of $0.001 per share to Mr. Keith Ebert on November 1, 1999. Mr. Ebert was issued these shares in consideration for his services in organizing the Company, acting as officer and director and building our business plan. The value of the services rendered is $2,250. We relied on the exemption contained in Regulation S of the Securities Act of 1933.

On October 23, 2000, we issued 40,000 common shares at $0.50 per share to one subscriber under Regulation S. None of the offerees or purchasers are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Subscribers to the offering acknowledge that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied in accordance with Rule 903(b)(3)(iii)(A).

On November 16, 2000, we issued Mr. Gerry Diakow 100,000 common shares under Regulation S of the Securities Act of 1933 in consideration for our option on the Thibert Creek Properties. None of the offerees or purchasers are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Subscribers to the offering acknowledge that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied in accordance with Rule 903(b)(3)(iii)(A).

                                    EXHIBITS

Item 27           Exhibits

3.1      Articles of Incorporation
3.2      Bylaws
23.1     Consent of Davidson & Company

                                  UNDERTAKINGS

Item 28           Undertakings

We undertake that we will:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                          SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on May 22, 2001.

                                            CASCADIA CAPITAL CORPORATION


                                            /s/Keith Ebert
                                            ------------------------------------
                                            Keith Ebert, President,
                                            Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE               TITLE                               DATE
---------               -----                               ----

/s/Keith Ebert
--------------          President, C.F.O.                   May 22, 2001
Keith Ebert             and Director